[QT 5, Inc. LOGO]



                       QT 5 ANNOUNCES $2 MILLION FINANCING
    New Funds Provide Capital To Support Nationwide Rollout Of NICOWater(TM)

WESTLAKE VILLAGE, CALIF. AUGUST 26, 2003--QT 5, INC. (OTC BULLETIN BOARD: QTFV), manufacturer and marketers of NICOWater(TM), the breakthrough Homeopathic Nicotinum (nicotine) product designed to relieve the symptoms of tobacco cravings, announced today a new equity financing of $2.0 million to further support the nationwide rollout of its NICOWater product.

The Company received $1,000,000 in gross proceeds at the first closing on Friday, August 22, 2003 from an aggregate $2 million sale and issuance of 6% convertible debentures convertible into the Company's common stock. The debentures sold at the first closing are due and payable on August 22, 2006. Related to the financing was the issuance of warrants to purchase one share of common stock for every two shares underlying the debentures. The second $1,000,000 closing is scheduled to occur following the effective date of a registration statement to be filed with the SEC covering the common stock underlying the debentures and warrants. A number of leading investment firms participated in the financing with HPC Capital Management acting as the financial advisor and placement agent.

"I am very pleased to announce this new equity financing," stated Steve Reder, President of QT 5, Inc. "The proceeds will help to fund the nationwide rollout of our breakthrough new product, NICOWater". The Company recently launched the nationwide rollout of NICOWater with the announcement that it is now available at all 2,600 Eckerd retail locations. Reder concluded, "With this financing we will continue to aggressively rollout this product offering to large and midsize retailers nationwide."

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The shares have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements.

Except for the historical information contained herein, the matters set forth in this press release, such as statements as to the expected use of net proceeds, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the slowing U.S. and world economy and its effects on QT 5's markets, failure to develop marketable

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products, failure of new products to meet performance expectations and other risks detailed from time to time in QT 5's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Report on Form 10-Q for the period ending March 31, 2003. These forward-looking statements speak only as of the date hereof. QT 5 disclaims any intention or obligation to update or revise any forward-looking statements.

About QT 5, Inc.

QT 5, Inc. is a Delaware corporation formed in April 1999 as a manufacturer, distributor and marketer of Bio-Med testing and Homeopathic products. QT 5, Inc. currently manufactures and markets NICOWater, its breakthrough Homeopathic Nicotinum (nicotine) product designed to relieve the symptoms of tobacco cravings. QT 5 continues to do clinical research and development regarding future products for lifestyle enhancements. QT 5, Inc. is headquartered in Westlake Village, California. For more information on the Company please visit: www.qt5inc.com. NICOWater(TM) is a Homeopathic Drug product that is sold under the FDA's Compliance Policy Guide Conditions Under Which Homeopathic Drugs May Be Marketed.

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent 10-Q filing with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.